Exhibit 99.1

Ramaco Resources, Inc. Announces Preliminary Fourth Quarter and Full Year Financial Results and Provides Initial 2018 Guidance

Company Release – February 22, 2018

LEXINGTON, KY – (GLOBE NEWSWIRE) – Ramaco Resources, Inc. (NASDAQ: METC) today announced preliminary and unaudited financial results for the fourth quarter and full year ended December 31, 2017 and provided initial 2018 guidance.

Preliminary Fourth Quarter and Full Year 2017 Unaudited Financial Results

•	Total revenue for the fourth quarter of 2017 is expected to be approximately $24 million based on quarterly sales of 265,000 tons of metallurgical coal, including 102,000 tons of purchase low volatile metallurgical coal.

•	Total revenue for the full year 2017 is expected to be approximately $61 million on sales of 608,000 tons, including 236,000 tons of purchase coal.

•	Average cash margin per ton for the fourth quarter is estimated to be approximately $7 and for the full year approximately $(10).

•	Average cash cost per ton sold FOB mine is expected to be approximately $63 for the fourth quarter and $76 for the full year 2017.

•	Production for the fourth quarter was approximately 275,000 tons and 548,000 tons for the full year.

•	Total capital expenditures in 2017 were approximately $74.5 million.

“Ramaco Resources achieved significant operational and sales milestones in its first full year of operations, stated Michael Bauersachs, President and Chief Executive Officer. “We built an excellent management team and currently employ 265 people throughout the Company. We completed the development and activation of two deep mines and a surface mine at our Elk Creek mining complex. We also started development production at our third deep mine at Elk Creek in January 2018. Additionally, we activated the Elk Creek preparation plant and rail load-out facility. We also began development mining at our Berwind property and slightly expanded purchase coal which augmented our sales. We continue to be encouraged by our mine productivity and resulting cost of production. We project that our cash costs at Elk Creek will ultimately settle in the mid-$50 per ton range once we achieve our projected production rate in the second quarter of 2018. Indeed, we saw production costs fall from about $85 through the first three quarters of 2017 to approximately $63 in the fourth quarter. We project that cash costs for the entire company will average in a range from $58 to $61 per ton in 2018,” he concluded.

Initial Guidance for 2018:

In 2018, Ramaco Resources expects to continue its current mine development activities with significant production increases at both its Elk Creek and Berwind mining complexes. Based on our current committed sales volumes, development plans and production forecasts, the following financial and operating guidance is provided for 2018:

•	Coal production and sales volumes from company mines for 2018 is estimated at approximately 2.0 to 2.2 million tons. We anticipate that an additional 400,000 to 750,000 tons of purchase coal will be sold principally to a local domestic coke producer and the balance will be targeted for export.

•	To date, the Company has secured 2018 sales commitments of 1.9 million tons, or about 71% of its estimated 2018 coal sales volume, to domestic and export customers. These volumes were substantially all metallurgical quality coal, but also include approximately 150,000 tons of specialty steam coal. Collectively, the 2018 sales commitments consist of approximately 1.5 million tons of our own coal and 410,000 tons of purchase coal.

•	Of these committed sales, approximately 1.1 million tons, or about 60%, are committed to domestic customers at fixed prices averaging $76, approximately 194,000 tons are committed to export markets at prices averaging $107 and approximately 166,000 tons are committed at prices based upon an index determined near the time of shipment.

•	The Company expects to sell its remaining approximately 500,000 to 1 million uncommitted tons of 2018 estimated sales volume into export markets.

•	The Company estimates that its cash cost per ton of company coal sold in 2018 will average between $58 and $61.

•	The Company estimates that it will achieve margins of approximately $7.50 per ton on its sales of purchase coal in 2018.

•	Total 2018 capital expenditures are currently estimated to range from $20 to $25 million.

•	The Company expects to not pay cash taxes in 2018.

Ramaco Resources’ Executive Chairman, Randall Atkins said, “We enter 2018 poised for strong operating performance. This will be our first full year of operations at our Elk Creek mining complex. On our sales and marketing, we have now committed 1.9 million tons of metallurgical coal, or 71% of our projected sales volumes in 2018. We anticipate selling our remaining uncommitted volumes principally into export markets under term transactions that utilize index pricing or on a spot basis. We continue to be encouraged by the strong pricing environment for metallurgical coal and sound fundamentals for the global steel industry. We are also gratified that we have now carved out a place for our coals in major domestic customer blends.”

“We believe that 2018 will be a year of strong financial and operational performance. In turn, this should provide long-term value for our shareholders. Our reserve base continues to present advantaged geologic characteristics. We have several factors at work here: relatively thick coal seams at our deep mines, the ability to utilize low cost highwall miners at our surface mine, and desirable metallurgical coal qualities. We believe that once we are at full production, these characteristics will contribute to a production profile that will allow us to achieve a cash cost of production significantly below most U.S. metallurgical coal producers. We look forward to 2018 being a strong year for generating cash flows,” Mr. Atkins concluded.

The exhibit below summarizes some of the key metrics for the respective periods:

	2017(a)
(In thousands)	Fourth Quarter	Full Year	Guidance for 2018(b)
Revenues	$24,019	$61,036

Sales Volume
Company	163	372	2,000 – 2,200
Purchase	102	236	400 – 750

Total Sales Volume	265	608	2,400 – 2,950

Committed 2018 Sales Volume
Company:
Domestic, priced			1,133
Export, priced			194
Export, priced against index			166

Total Committed Company Tons			1,493
Purchase (domestic, priced)			410

Total Committed Sales Volume			1,903
% of Estimated 2018 Sales Volume			71%

Uncommitted 2018 Sales Volume
Company			600
Purchase			165

Total Uncommitted Sales Volume			765
% of Estimated 2018 Sales Volume			29%

Company Production(c)
Elk Creek mining complex	273	546	1,800 – 1,950
Berwind mine	2	2	200 – 250

Total Production	275	548	2,000 – 2,200

Company Financial Metrics
Average revenue per ton(d)	$70	$66
Average cash costs of coal sold(d)	63	76	$58 – $61

Average cash margin per ton	$7	$(10)

Purchase Volume
Average cash margin per ton	$9	$13	$7.50

Capital Expenditures		$74,500	$20,000 – $25,000

Cash Paid for Income Taxes		$—	$—

Notes:

(a)	Preliminary and unaudited.
(b)	Projections based on our current expectations. These projections are forward-looking and actual results may differ materially.
(c)	Clean ton equivalents.
(d)	Excludes transportation.

About Ramaco Resources, Inc.

Ramaco Resources is an operator and developer of high-quality, low cost metallurgical coal in southern West Virginia, southwestern Virginia and southwestern Pennsylvania. The Company has five active mines within two mining complexes at this time.

News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at http://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING PRELIMINARY RESULTS

The preliminary results in this release are based on management’s initial review of the Company’s operations for the quarter and year ended December 31, 2017 and are subject to revision based upon its year-end closing procedures and the completion and external audit of the Company’s year-end financial statements. Actual results may differ materially from these preliminary results as a result of the completion of year-end closing procedures, final adjustments and other developments. In addition, these preliminary results are not a comprehensive statement of the Company’s financial results for the fourth quarter or full year ended December 31, 2017, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles. The Company expects to announce full 2017 financial results in advance of its quarterly conference call, anticipated in late-March 2018.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, or unexpected decline of demand for coal in export markets and underperformance of the railroads. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.